UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): June 5, 2017 (June 2, 2017)

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors
On June 2, 2017, Brad Powers and Larry Schafran each notified COPsync, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately.  Neither Mr. Powers’ nor Mr. Schafran’s resignation resulted from any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
Appointment of New Directors
On June 4, 2017, the Board appointed Rodney A. Bienvenu, Jr. and Wade Powell as new members of the Board to fill the vacancies created by the resignation of Messrs. Powers and Schafran described above.  Their appointments were effective as of June 4, 2017.  Mr. Powell will also serve as a member of the Board’s Compensation Committee.  There was no arrangement or understanding between Messrs. Bienvenu and Powell and any other person pursuant to which Messrs. Bienvenu and Powell were selected to serve as directors, and there are no related party transactions involving Messrs. Bienvenu and Powell that are reportable under Item 404(a) of Regulation S-K.
Mr. Bienvenu has served as the Managing Partner at Spear Point Capital Management, LLC since January 2013, Chief Executive Officer and Executive Vice-Chairman at Nexsan, Inc. since January 2017, Managing Partner at The Louisiana Buyout Fund since January 2012, Chief Executive Officer at Process Software since September 2011 and Managing Director at ISIS Capital Management, LLC since 2002.  Mr. Bienvenu has also served as a member of the Board of Directors at Salon Media Group, Inc. since January 2017 and at alqemyiQ Corp. since May 2005.  Mr. Bienvenu has also founded and sold two successful software companies, The Vestlas Group, Inc. and SageMaker, Inc. Both were sold to large public companies in 1991 and 2001, respectively. The Company did not enter into a compensation arrangement with Mr. Bienvenu as a result of his appointment.
Mr. Powell has over 20 years of experience in IT architecture and leadership. Mr. Powell has served as Vice-President of Technology at the Company since January 2012 and is currently responsible for all products and systems operated by the Company. Previously, Mr. Powell served as Director of Technology at the Company from October 2010 to January 2012. Prior to COPsync, Mr. Powell served as the Managing Architect for The SCOOTER Store between 2005 and 2010 where he was responsible for the architecture and development of their systems. Mr. Powell has also served with USAA on their Claims Remote Service and Catastrophe teams where he was responsible for the IT development and support of a nationwide network of appraisers and adjusters.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COPSync, Inc.

Dated: June 5, 2017	By:	/s/ Joseph R. Alosa, Sr.
Name: Joseph R. Alosa, Sr.
Title: Interim Chief Executive Officer